SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported):

                                November 16, 2001

                              INTERWORLD CORPORATION
___________________________________________________________________________
              Exact Name of Registrant as Specified in Its Charter)

                          Commission File No. 000-26925

            Delaware                                13-3818716
_____________________________          ____________________________________
(State or other jurisdiction           (IRS Employer Identification Number)
incorporation)


395 Hudson Street, 6th Floor
New York, New York 10014-3669
_____________________________________________________________
(Address, including zip code, of Principal Executive Offices)


(212) 301-2500
___________________________________________________
(Registrant's telephone number including area code)

Item 5.  Other Events.
Due to the combination of the continued economic slowdown , the September 11, 2001 terrorist attacks in New York City and Washington D.C., and completion of software enhancements, InterWorld has made significant reductions in its workforce from approximately 90 employees at September 30, 2001 to approximately 40 employees as of November 16, 2001. The current staff level is adequate to service the existing client base and create expansion as opportunities arise. Concurrent with reduction in its workforce, the Company has been actively involved in exploring a number of strategic alternatives including, but not limited to, seeking a strategic partner to provide additional capital, pursuing a possible sale, or terminating the Company's business operations entirely. Definitive actions from these various strategic alternatives are expected to occur during the fourth quarter of calendar year 2001. The staff level is subject to further increases or decreases depending on the outcome of the strategic alternatives being pursued by the Company.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

        (a)  Financial Statements.

             Not applicable.

        (b)  Pro Forma Financial Information.

             Not applicable.

        (c) Exhibits

            Not applicable.

                                        SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        InterWorld Corporation

                                        By:  /s/ Michael Donahue
                                        _________________________
                                        Name:  Michael Donahue
                                        Title:  Vice Chairman and Chief
                                                Executive Officer

Date:  November 29, 2001